KAUFMAN & MOOMJIAN, LLC
                                Attorneys at Law
                   50 Charles Lindbergh Boulevard - Suite 206
                          Mitchel Field, New York 11553
                            Telephone: (516) 222-5100
                            Facsimile: (516) 222-5110
                           Internet: kaufmanseclaw.com

                                                  August 20, 1999

Smith-Midland Corporation
P.O. Box 300
Midland, Virginia 22728

          Re:  Smith-Midland Corporation
               Registration Statement on Form S-3

Dear Sirs/Madams:

          We have acted as counsel for Smith-Midland Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,385,718 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), issuable upon exercise of publicly traded redeemable common stock purchase warrants of the Company ("Redeemable Warrants"); 100,000 shares of Common Stock and 100,000 Redeemable Warrants underlying warrants ("Underwriters' Warrants") originally issued to certain underwriters in connection with the Company's Initial Public Offering and the 100,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants underlying the Underwriters' Warrants; and 200,000 shares of Common Stock underlying warrants ("Network I Warrants") issued pursuant to a certain financial advisory agreement, dated January 14, 1999, by and between a division of Network I Financial Securities, Inc. and the Company. In this regard, we have participated in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to the Redeemable Warrants, Underwriters' Warrants, Network I Warrants and the Common Stock and Redeemable Warrants issuable upon exercise of each of the respective warrants.

          We are of the opinion that the Common Stock and the Redeemable Warrants underlying the Underwriters' Warrants, when issued and sold in accordance with the Registration Statement and the related Prospectus and the terms of the relevant above-mentioned warrants, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                          Very truly yours,

                                          /s/ Kaufman & Moomjian, LLC
                                          Kaufman & Moomjian, LLC